UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Procera Networks, Inc.
(Exact name of registrant as specified in its charter)

Nevada	33-0974674
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4121 Clipper Court, Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered

Common Stock, $0.001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable
  (Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

This Form 8-A is being filed in connection with the listing of the common stock, $0.001 par value per share (the “Common Stock”), of Procera Networks, Inc. (the “Company”) pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, on The NASDAQ Stock Market LLC commencing on or about December 29, 2011. The Company is voluntarily delisting the Common Stock from the NYSE Amex Equities, which delisting is expected to be effective as of the close of business on December 28, 2011.  The Common Stock is traded under the symbol “PKT” on the NYSE Amex Equities and has been approved for listing on The NASDAQ Global Market of The NASDAQ Stock Market LLC under the same symbol “PKT.”

           A description of the Common Stock to be registered hereunder is set forth under the caption “Description of Capital Stock” in the Company’s Registration Statement on Form S-3 (File No. 333- 174168) filed with the Securities and Exchange Commission on May 13, 2011, and such description is incorporated by reference herein.

Item 2. Exhibits.

Under the instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the Common Stock to be registered hereunder is not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PROCERA NETWORKS, INC.

Date: December 20, 2011	By:	/s/ Charles Constanti

Charles Constanti
Chief Financial Officer and Principal Accounting Officer